Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72601, 333-72599, 333-09365, 333-09375, 333-125929, 333-125931, 333-125934 and 333-130583) of FPIC Insurance Group, Inc. of our report dated March 4, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Jacksonville, Florida
March 4, 2009